SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MAY 26, 2005
(TO PROSPECTUS DATED OCTOBER 26, 2004)


                                  $272,127,852
                                 (Approximate)

                               INDYMAC MBS, INC.
                                   DEPOSITOR

                          [INDYMAC BANK, F.S.B. LOGO]
                           SELLER AND MASTER SERVICER

                 RESIDENTIAL ASSET SECURITIZATION TRUST 2005-A7
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-G

                             ----------------------

    The Prospectus Supplement dated May 26, 2005 to the Prospectus dated October 26, 2004 with respect to the above captioned series of certificates is hereby amended as follows:

    The table under 'Mortgage Rates for the Mortgage Loans' on page S-16 of the Prospectus Supplement is revised to read as follows:

               MORTGAGE RATES FOR THE MORTGAGE LOANS (1)
-----------------------------------------------------------------------
                                       AGGREGATE         PERCENT OF
       RANGE OF         NUMBER OF      PRINCIPAL          AGGREGATE
       MORTGAGE         MORTGAGE        BALANCE       PRINCIPAL BALANCE
      RATES (%)           LOANS       OUTSTANDING        OUTSTANDING
-----------------------------------------------------------------------
5.000 - 5.499.........        5     $  2,297,023.42          0.84%
5.500 - 5.999.........      222      114,643,839.30         41.71
6.000 - 6.499.........      174       89,435,526.35         32.54
6.500 - 6.999.........      112       55,289,096.60         20.11
7.000 - 7.499.........       22       10,324,646.66          3.76
7.500 - 7.999.........        6        2,888,583.39          1.05
                        -----------------------------------------------
    TOTAL:                  541     $274,878,715.72        100.00%
                        -----------------------------------------------
                        -----------------------------------------------

---------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.136% per annum.

(continued on next page)

LEHMAN BROTHERS
                             MORGAN STANLEY
                                                           UBS INVESTMENT BANK

                                 July 26, 2005

         The second sentence under "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" on page S-23 of the Prospectus Supplement is revised to read as follows:

                  "As of the Cut-off Date, the weighted average rate at which the expense fees accrue (referred to as the "Expense Fee Rate") is equal to approximately 0.321% per annum."

         The fourth sentence under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" on page S-23 of the Prospectus Supplement is revised to read as follows:

                  "The servicing fee rate will range from 0.250% per annum to 0.570% per annum and will be set forth on the mortgage loan schedule attached as an exhibit to the pooling and servicing agreement."

         The first bullet under "Description of the Certificates--Structuring Assumptions" on page S-41 of the Prospectus Supplement is revised to read as follows:

o the pool consists of four Mortgage Loans with the following characteristics:

                                        Adjusted Net       Original         Remaining         Remaining
    Principal        Mortgage Rate     Mortgage Rate     Amortization      Amortization     Interest-Only
    Balance($)            (%)               (%)           (In Months)      (In Months)     Term (In Months)
   ------------     ---------------   ---------------   --------------    --------------  ------------------
  47,607,218.25       5.666107453       5.393291990           359              357               N/A
  15,523,988.68       5.673870731       5.413870731           360              358               118
 187,526,000.89       6.315082133       5.978392541           360              356               N/A
  24,221,507.90       5.966945175       5.636945175           360              358               118

         The tables that are set forth in pages S-47 and S-49 through S-51 of the Prospectus Supplement are revised to read as follows:

            Sensitivity of the Class A-X Certificates to Prepayments
                           (Pre-Tax Yield to Maturity)

                                       Percentage of the Prepayment Assumption
                                     ------------------------------------------
Class                                  0%       50%     100%     150%     200%
-----                                ------   ------   ------   -----   -------
Class A-X............................46.92%   33.01%   18.16%   2.12%   (15.42)%

             Sensitivity of the Class PO Certificates to Prepayments
                           (Pre-tax Yield to Maturity)

                                       Percentage of the Prepayment Assumption
                                     ------------------------------------------
Class                                  0%       50%     100%     150%     200%
-----                                ------   ------   ------   -----   -------
Class PO.......................       1.93%    6.15%   11.72%   17.89%   24.63%

           Percent of Initial Class Certificate Balances Outstanding'D'

                                  Class A-1, Class A-2'D''D',                          Class A-5
                                   Class A-3 and Class A-4                   Percentage of the Prepayment
                           Percentage of the Prepayment Assumption                     Assumption
                          ------------------------------------------     ----------------------------------------
Distribution Date          0%       50%      100%     150%      200%      0%      50%     100%      150%     200%
-----------------         ---       ---      ----     ----      ----     ---      ---     ----      ----     ----
Initial Percentage..      100       100      100      100       100      100      100      100       100      100
May 25, 2006........       99        87       75       63        51      100      100      100       100      100
May 25, 2007........       98        73       51       32        16      100      100      100       100      100
May 25, 2008........       96        61       34       13         0      100      100      100       100       41
May 25, 2009........       95        50       20        1         0      100      100      100       100        0
May 25, 2010........       93        41       10        0         0      100      100      100         0        0
May 25, 2011........       92        34        4        0         0      100      100      100         0        0
May 25, 2012........       90        28        1        0         0      100      100      100         0        0
May 25, 2013........       89        23        0        0         0      100      100       55         0        0
May 25, 2014........       87        19        0        0         0      100      100       25         0        0
May 25, 2015........       85        16        0        0         0      100      100       18         0        0
May 25, 2016........       83        14        0        0         0      100      100       14         0        0
May 25, 2017........       80        11        0        0         0      100      100       10         0        0
May 25, 2018........       77         9        0        0         0      100      100        7         0        0
May 25, 2019........       75         8        0        0         0      100      100        5         0        0
May 25, 2020........       72         6        0        0         0      100      100        4         0        0
May 25, 2021........       68         5        0        0         0      100      100        3         0        0
May 25, 2022........       65         4        0        0         0      100      100        2         0        0
May 25, 2023........       61         3        0        0         0      100      100        2         0        0
May 25, 2024........       58         2        0        0         0      100      100        1         0        0
May 25, 2025........       53         1        0        0         0      100      100        1         0        0
May 25, 2026........       49         *        0        0         0      100      100        1         0        0
May 25, 2027........       45         0        0        0         0      100       92        *         0        0
May 25, 2028........       40         0        0        0         0      100       73        *         0        0
May 25, 2029........       34         0        0        0         0      100       56        *         0        0
May 25, 2030........       29         0        0        0         0      100       42        *         0        0
May 25, 2031........       23         0        0        0         0      100       30        *         0        0
May 25, 2032........       17         0        0        0         0      100       20        *         0        0
May 25, 2033........       10         0        0        0         0      100       11        *         0        0
May 25, 2034........        3         0        0        0         0      100        4        *         0        0
May 25, 2035........        0         0        0        0         0        0        0        0         0        0
Weighted Average
Life (in years)
to Maturity**.......    19.18      5.48     2.48     1.61      1.18    29.59    24.82     9.08      4.27     3.02

--------------
'D' Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
'D''D' The table indicates the percentage of initial Notional Amount outstanding.
*      Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          Percent of Initial Class Certificate Balances Outstanding'D'

                                   Class A-6 and Class A-7
                           Percentage of the Prepayment Assumption
                           ---------------------------------------
Distribution Date          0%       50%     100%     150%     200%
-----------------         ---       ---     ----     ----     ----
Initial Percentage..      100       100      100      100      100
May 25, 2006........      100       100      100      100      100
May 25, 2007........      100       100      100      100      100
May 25, 2008........      100       100      100      100      100
May 25, 2009........      100       100      100      100       35
May 25, 2010........      100       100      100       65        0
May 25, 2011........       98        95       90       32        0
May 25, 2012........       97        88       78       13        0
May 25, 2013........       95        80       63        5        0
May 25, 2014........       93        71       49        2        0
May 25, 2015........       91        61       36        1        0
May 25, 2016........       89        52       27        1        0
May 25, 2017........       86        44       20        *        0
May 25, 2018........       84        38       15        *        0
May 25, 2019........       81        32       11        *        0
May 25, 2020........       77        27        8        *        0
May 25, 2021........       74        23        6        *        0
May 25, 2022........       71        19        4        *        0
May 25, 2023........       67        16        3        *        0
May 25, 2024........       63        13        2        *        0
May 25, 2025........       58        11        1        *        0
May 25, 2026........       54         9        1        *        0
May 25, 2027........       49         7        1        *        0
May 25, 2028........       44         6        *        *        0
May 25, 2029........       38         4        *        *        0
May 25, 2030........       33         3        *        *        0
May 25, 2031........       26         2        *        *        0
May 25, 2032........       20         2        *        *        0
May 25, 2033........       13         1        *        *        0
May 25, 2034........        6         *        *        *        0
May 25, 2035........        0         0        0        0        0
Weighted Average
Life (in years)
to Maturity**.......    20.61     12.56     9.67     5.75     3.86

----------
'D' Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
*   Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          Percent of Initial Class Certificate Balances Outstanding'D'

                                                Class PO                          Class B-1, Class B-2 and Class B-3
                                      Percentage of the Prepayment                   Percentage of the Prepayment
                                               Assumption                                    Assumption
                               -----------------------------------------      -----------------------------------------
  Distribution Date             0%       50%      100%     150%     200%       0%       50%     100%      150%     200%
  -----------------            ---       ---      ----     ----     ----      ---      ---      ----      ----     ----
  Initial Percentage..         100       100      100      100      100       100      100      100       100      100
  May 25, 2006........          99        90       80       71       62        99       99       99        99       99
  May 25, 2007........          98        78       60       45       32        98       98       98        98       98
  May 25, 2008........          97        68       45       28       16        97       97       97        97       97
  May 25, 2009........          95        59       34       18        8        95       95       95        95       95
  May 25, 2010........          94        51       26       11        4        94       94       94        94       91
  May 25, 2011........          93        44       19        7        2        93       89       85        81       46
  May 25, 2012........          91        38       14        5        1        91       83       75        67       24
  May 25, 2013........          90        33       11        3        1        90       76       63        50       12
  May 25, 2014........          88        29        8        2        *        88       67       50        35        6
  May 25, 2015........          86        25        6        1        *        86       58       37        22        3
  May 25, 2016........          84        21        4        1        *        84       50       27        14        2
  May 25, 2017........          81        18        3        *        *        81       42       20         8        1
  May 25, 2018........          78        15        2        *        *        79       36       15         5        *
  May 25, 2019........          76        13        2        *        *        76       31       11         3        *
  May 25, 2020........          72        11        1        *        *        73       26        8         2        *
  May 25, 2021........          69         9        1        *        *        70       22        6         1        *
  May 25, 2022........          66         8        1        *        *        66       18        4         1        *
  May 25, 2023........          62         6        *        *        *        63       15        3         *        *
  May 25, 2024........          58         5        *        *        *        59       13        2         *        *
  May 25, 2025........          54         4        *        *        *        55       10        2         *        *
  May 25, 2026........          50         4        *        *        *        51        8        1         *        *
  May 25, 2027........          46         3        *        *        *        46        7        1         *        *
  May 25, 2028........          41         2        *        *        *        41        5        *         *        *
  May 25, 2029........          36         2        *        *        *        36        4        *         *        *
  May 25, 2030........          30         1        *        *        *        31        3        *         *        *
  May 25, 2031........          25         1        *        *        *        25        2        *         *        *
  May 25, 2032........          19         1        *        *        *        19        1        *         *        *
  May 25, 2033........          12         *        *        *        0        12        1        *         *        *
  May 25, 2034........           5         *        *        *        0         5        *        *         *        *
  May 25, 2035........           0         0        0        0        0         0        0        0         0        0
  Weighted Average
  Life (in years)
  to Maturity**.......       19.48      6.94     3.73     2.45     1.79     19.55    12.04     9.45      8.25     6.25

------------------
'D' Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
*   Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

                            STATEMENT OF DIFFERENCES
                            ------------------------

The dagger symbol shall be expressed as ................................. 'D'